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                                                                   EXHIBIT 10.31


                      CHANGE OF CONTROL SEVERANCE AGREEMENT

         THIS AGREEMENT, dated as of January ____, 2004, is between THE HOLMES GROUP, INC., a Massachusetts corporation (the "Company"), and
_______________________ (the "Executive").

         WHEREAS, the Executive is a key executive of the Company and an integral part of its management;

         WHEREAS, the Company recognizes that the possibility of a change of control of the Company may result in the departure or distraction of management to the detriment of the Company and its shareholders; and

         WHEREAS, the Company wishes to assure the Executive of fair severance should his employment terminate in specified circumstances following a change of control, and to assure the Executive of certain other benefits upon a change of control.

         NOW, THEREFORE, in consideration of the Executive's continued employment with the Company and other good and valuable consideration, the parties agree as follows:

         1. Definitions. The following terms as used in this Agreement shall have the following meanings:

         "Base Salary" shall mean the Executive's annual base salary, exclusive of any bonus or other benefits he may receive.

         "Board" shall mean the Board of Directors of the Company.

         "Cause" shall have the meaning set forth in Section 2.03.

         "Change of Control" shall mean the first transaction which closes on or after the date of this Agreement in which (A) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned either no shares of capital stock of the Company or shares of capital stock of the Company representing less than 50% of the voting power at elections for the Board, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's capital stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own 50% or more of the voting power at elections for the Board of the Company or any successor, or (B) all or substantially all of the assets of the Company are sold other than in the ordinary course of business.

         "Date of Qualified Termination" shall mean the date of any Qualified Termination.
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         "Good Reason" shall have the meaning set forth in Section 2.04.

         A person shall be deemed to be the "owner" of any capital stock of the
Company:

         (a) of which such person would be the "beneficial owner", as such term is defined in Rule 13d-3, as in effect on the date hereof, promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act; or

         (b) of which such person would be the "beneficial owner", as such term is used in Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on the date hereof; or

         (c) which such person or any of its affiliates (as such terms are defined in Rule 12b-2, as in effect on the date hereof, promulgated by the Commission under the Exchange Act), has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

         "Qualified Termination" shall have the meaning set forth in Section 2.01(a) of this Agreement.

         "Severance Period" shall be the period commencing on the Date of Qualified Termination and continuing until (i) the last business day of the Standstill Period or (ii) the six (6) month anniversary of the Date of Qualified Termination, whichever is longer.

         "Standstill Period" shall be the one year period commencing on the date of the closing of the Change of Control.

         2.       Benefits Upon Change of Control.

         2.01  Benefits Following Termination of Employment.

                  (a) In the event the termination of the Executive's employment by the Company without Cause (except a termination (i) pursuant to a mandatory retirement policy applied by the Company to all its senior executives, or (ii) due to the death or disability of the Executive), or by the Executive for Good Reason, during any Standstill Period following the Change of Control (a "Qualified Termination"), the Company shall continue to pay Executive his Base Salary in accordance with the normal and customary payroll practices of the Company for the period from the Date of Qualified Termination through the end of the Severance Period, and in addition, if the Qualified Termination occurs in the fourth fiscal quarter of the Company's fiscal year and the Executive is then a participant in any bonus or


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         performance based incentive plan for such fiscal year, the Executive shall remain entitled to, and the Company shall pay, the Executive his pro-rata share of the bonus or incentive compensation due for such fiscal year, prorated based on the number of days the Executive was employed by the Company during such fiscal year, (i.e. from the beginning of such year to the date of the Qualified Termination).

                  (b) During the Severance Period, the Company shall maintain in full force and effect for the continued benefit of Executive and his family coverage under such life insurance, medical insurance, dental insurance and disability insurance plans in which Executive was entitled to participate immediately prior to the Date of Qualified Termination (or any substitute or replacement plans then generally provided by the Company or its successor to its executive officers) to the same extent and on the same terms and conditions, including any co-payments by the Executive, provided that Executive's continued participation is possible under the general terms and provisions of such plans. In the event that Executive is ineligible to participate in such plans, the Company shall arrange upon comparable terms to provide Executive with benefits substantially similar to those which he was entitled to receive under such plans.

         2.02  Coordination with Tax Rules.

                  (a) It is the intention of the Executive and of the Company that no payments by the Company to or for the benefit of the Executive under this Agreement or any other agreement or plan, if any, pursuant to which he is entitled to receive payments or benefits shall be non-deductible to the Company by reason of the operation of Section 280G ("Section 280G") of the Internal Revenue Code of 1986, as amended, relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Company, such payments shall be reduced to the maximum amount which can be deducted by the Company. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Company with interest thereon at the applicable prime or base rate as from time to time in effect at Fleet National Bank, or such other rate as may be required in order that no such payments shall be non-deductible to the Company by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five (45) days after the Company has sent him written notice of the need for such reduction, the Company may determine the method of such reduction in its sole discretion.

                  (b) If any dispute between the Company and the Executive as to any of the amounts to be determined under Section 2.02(a) or the method of calculating such amounts


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         cannot be resolved by the Company and the Executive, either party, after giving three (3) days written notice to the other, may refer the dispute to the Boston office of PricewaterhouseCoopers LLP, whose determination as to the amounts to be determined under Section 2.02(a) and the method of calculating such amounts shall be final and binding on both the Company and the Executive. The Company shall bear the costs of any such determination.

         2.03 Cause. Termination for "Cause" shall mean termination of the Executive's employment by the Company because any one or more of the following has occurred:

                  (a) the Executive shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony (other than a conviction arising solely under a statutory provision imposing criminal liability on Executive on a per se basis due to the position held by Executive, so long as any act or omission of Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Company);

                  (b) the Executive shall have willfully failed or refused to perform his duties hereunder (other than as a result of illness or disability) and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Company, it being understood that the Company's failure to achieve its business plan or projections shall not itself be considered a failure or refusal to perform duties;

                  (c) the Executive shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company; or

                  (d) the Executive shall have breached any provision of any employment agreement or confidentiality and nondisclosure, proprietary information, non-competition or like agreement or agreements that Executive may be party to with the Company.

         2.04 Good Reason. Termination for "Good Reason" shall mean the voluntary termination by the Executive of his employment within ninety (90) days after the occurrence of any of the following events without the Executive's written consent:

                  (a) any relocation of the Executive's principal place of business to more than forty (40) miles from the place where the Executive was employed at the time of the Change of Control; or

                  (b) any other breach by the Company of any provision of this Agreement, provided that the same shall have the continued unremedied for a period of thirty (30) days


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         after the Executive gives notice to the Company requesting that the
         Company remedy the same.

         3. No Mitigation of Damages; Other Severance Payments; Withholding.

         3.01 No Duty to Mitigate Damages. The Executive's benefits under
Section 2 shall be considered severance pay in consideration of his past service and his continued service from the date of this Agreement, and his entitlement thereto shall neither be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

         3.02 Other Severance Payments. The benefits payable to the Executive hereunder following the Change of Control, in accordance with the provisions of
Section 2 above, are in lieu of any severance payments due the Executive pursuant to the provisions of any employment or other agreement between the Company and the Executive, except, however, that in all events the Company shall continue to pay to the Executive in accordance with the provisions of any such employment agreement all Base Salary and bonus accrued to the effective date of termination of the Executive's employment, in addition to any amounts payable to the Executive pursuant to Section 2 of this Agreement.

         3.03 Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

         4. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         5. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered by hand or sent by registered mail, return receipt requested, or by a nationally recognized overnight express courier, postage prepaid, and if to the Executive, addressed to him at the address set forth on the signature page hereto, and if to the Company, addressed to it at One Holmes Way, Milford, Massachusetts 01757;
Attention: Chairman of the Board of Directors, with a copy to Posternak Blankstein & Lund LLP, 100 Charles River Plaza, Boston, Massachusetts 02114;
Attention: Donald H. Siegel, P.C. or such other address as shall have been specified in writing by either party to the other, and any such notice or communication shall be deemed to have been given as of the date so mailed.

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         6. Severability. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be enforceable in any other appropriate and applicable jurisdiction in which valid and enforceable and in any event the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

         7.       General Provisions.

         7.01 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and be enforceable by the Executive's personal or legal representatives or successors. If the Executive dies while any amounts would still be payable to him hereunder, benefits would still be provided to his family hereunder, or rights would still be exercisable by him hereunder as if he had continued to live, such amounts shall be paid to the Executive's estate, such benefits shall be provided to the Executive's family and such rights shall remain exercisable by the Executive's estate in accordance with the terms of this Agreement. This Agreement shall not otherwise be assignable by the Executive.

         7.02 Successors. This Agreement shall inure to and be binding upon the Company's successors. The Company will require any successor to all or substantially all of the business and/or assets of the Company by sale, merger (where the Company is not the surviving corporation), lease or otherwise, to assume expressly this Agreement. If the Company shall not obtain such agreement prior to the effective date of any such succession, the Executive shall have all rights resulting from termination by the Executive for Good Reason under this Agreement. This Agreement shall not otherwise be assignable by the Company.

         7.03 Amendment or Modification; Waiver. This Agreement may not be amended unless agreed to in writing by the Executive and the Company. No waiver by either party of any breach of this Agreement shall be deemed a waiver of a subsequent breach.

         7.04 Titles. No provision of this Agreement is to be construed by reference to the title of any section.

         7.05 Continued Employment. This Agreement shall not give the Executive any right of continued employment or any right to compensation or benefits from the Company or any subsidiary except the right specifically state herein to certain severance and other benefits, and shall not limit the Company's right to change the terms of or to terminate the Executive's employment, with or without Cause, at any time other than during a Standstill Period, except as may be otherwise provided in a written employment agreement, if any, between the Company and the Executive.

         7.06 Termination of Agreement Outside of Standstill Period. This Agreement shall be automatically terminated upon the termination of the Executive's employment for any reason, whether voluntary or involuntary, at any time other than during a Standstill Period.

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         7.07 Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts without regard to conflicts of laws principles.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                    THE HOLMES GROUP, INC.



                                                    By:
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                                                       Name:
                                                       Title:



                                                    EXECUTIVE:



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                                                    Address:
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